Exhibit 99.2

RE: Headwaters Incorporated 10701 S. River Front Parkway, Suite 300 South Jordan, UT 84095 Phone: (801) 984-9400 NYSE: HW

FOR FURTHER INFORMATION

AT THE COMPANY: Sharon Madden Vice President of Investor Relations (801) 984-9400	ANALYST CONTACT: Tricia Ross Financial Profiles (310) 622-8226

FOR IMMEDIATE RELEASE

HEADWATERS INCORPORATED ANNOUNCES REDEMPTION OF 7-5/8% SENIOR SECURED NOTES DUE 2019

SOUTH JORDAN, UTAH, MARCH 24, 2015 (NYSE: HW) HEADWATERS INCORPORATED, a building products company dedicated to improving lives through innovative advancements in construction materials, today announced that it has notified the holders of its outstanding 7-5/8% Senior Secured Notes due 2019 (CUSIP No. 42210P AQ5) (the “Notes”) that it intends to redeem all of the outstanding Notes on April 23, 2015 (the “Redemption Date”).  As of March 23, 2015, there was $400 million aggregate principal amount of the Notes outstanding.  The redemption price will be 103.813% of the principal amount of such Notes, plus accrued and unpaid interest to, but excluding, the Redemption Date.

This press release shall not constitute an offer to purchase or a solicitation of an offer to buy any securities, including the Notes.  The redemption of the Notes is being made only pursuant to the terms set forth in the applicable notice of redemption, which has been delivered to the registered holders of the Notes.

Wilmington Trust, National Association is acting as Paying Agent for the redemptions of the Notes.  Questions concerning the redemption of the Notes may be directed to the Paying Agent at 50 South Sixth Street, Suite 1290, Minneapolis, MN 55402, Attn: Corporate Capital Markets.

Headwaters Incorporated

Headwaters Incorporated is improving lives through innovative advancements in construction materials through application, design, and purpose. Headwaters is a diversified growth company providing products, technologies and services to the construction materials and building products markets. Through its coal combustion products, building products, and energy businesses, the Company has been able to improve sustainability by transforming underutilized resources into valuable products. www.headwaters.com

CAUTIONARY STATEMENTS RELEVANT TO FORWARD-LOOKING INFORMATION FOR THE PURPOSE OF “SAFE HARBOR” PROVISIONS OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995

This press release contains forward-looking statements relating to Headwaters’ operations that are based on management’s current expectations, estimates and projections about the industries in which Headwaters operates. Words such as “may,” “should,” “anticipates,” “expects,” “intends,” “plans,” “targets,” “forecasts,” “projects,” “believes,” “seeks,” “schedules,” “estimates,” “budgets,” “goals,” “outlook” and similar expressions are intended to help identify such forward-looking statements. Forward-looking statements include Headwaters’ expectations as to the managing and marketing of coal combustion products, the production and marketing of building products, the sales to oil refineries of residue hydrocracking catalysts, the development, commercialization, and financing of new products and other strategic business opportunities and acquisitions, and other information about Headwaters which are not purely historical by nature, including those statements regarding Headwaters’ future business plans, the operation of facilities, the availability of feedstocks, and the marketability of the coal combustion products, building products and catalysts. These statements are not guarantees of future performance and are subject to certain risks, uncertainties and other factors, many of which are beyond the Company’s control and are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed or forecasted in such forward-looking statements. The reader should not place undue reliance on these forward-looking statements, which speak only as of the date of this press release. Unless legally required, Headwaters undertakes no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise. Among the important factors that could cause actual results to differ materially from those in the forward-looking statements are: changing feedstock and energy prices; actions of competitors or regulators; technological developments; potential disruption of the Company’s production facilities, transportation networks and information technology systems due to war, terrorism, malicious attack, civil accidents, political events, civil unrest or severe weather; potential environmental liability or product liability under existing or future laws and litigation; potential liability resulting from other pending or future litigation; changed accounting rules under generally accepted accounting principles promulgated by rule-setting bodies; and the factors set forth under the heading “Risk Factors” in the Company’s Annual Report on Form 10-K, quarterly reports on Form 10-Q and other periodic reports. In addition, such results could be affected by general domestic and international economic and political conditions and other unpredictable or unknown factors not discussed in this press release which could have material adverse effects on forward-looking statements.